                                                                   Exhibit 99.2

                               LAB HOLDINGS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned  hereby constitutes and appoints P. Anthony Jacobs and Steven
K. Fitzwater and each of them, jointly and severally, as proxies, each with full power of substitution and revocation, for and in the name and place of the undersigned, to vote all of the shares of $1.00 par value common stock of Lab Holdings, Inc., a Missouri corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held at _________________________, ______, Kansas, on July ____, at 10:00 a.m. local time, and at any adjournment or postponement thereof, as fully and with the same effect as the undersigned might or could do if personally present, as indicated on the reverse side of this card.

                             (To be signed on Below)

                               (See Reverse Side)


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature(s)                            Date
____________________________            _______________, 1999
____________________________            _______________, 1999

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                               LAB HOLDINGS, INC.
                                 July __, 1999

Please Detach and Mail in the Envelope Provided


                                                     FOR             AGAINST         ABSTAIN
1.  Proposal to adopt  the Agreement and Plan of     / /             / /             / /
    Merger, as amended and restated dated as of
    March 7, 1999 and the transactions contemplated
    thereby

                                                     FOR             AGAINST         ABSTAIN
2.  Proposal to amend  Paragraph B.4 of Article      / /             / /            / /
    X of the Articles of Incorporation

                                                                     WITHHOLD
                                                     FOR             AUTHORITY
                                                     the nominees    to vote for the nominees
3.  Election of  two                                 / /             / /
    Class B Directors
                                                     Nominees:  John H. Robinson, Jr. and Lan C. Bentsen
                                                                (each for a term of three years)

FOR, except vote withheld from the following                    (Cumulative voting accepted.
nominee:                                                        See Proxy Statement)
-------------------------------------

                                                     FOR             AGAINST         ABSTAIN
4.  Proposal to appove KPMG LLP as                   / /             / /             / /
    independent public accountants

5. In their discretion, the proxies are authorized to vote upon all other matters that may properly come before the meeting.

     The Board of Directors recommends a vote FOR John H. Robinson,  Jr. and Lan
C. Bentsen as directors and FOR each of the proposals. If you sign and return this proxy it will be voted in the manner directed herein. This proxy contains discretionary authority with respect to matters as to which no choice is specified. IF YOU DO NOT DESIGNATE HOW YOUR SHARES ARE TO BE VOTED, THE PROXY WILL BE VOTED FOR JOHN H. ROBINSON, JR. AND LAN C. BENTSEN AND FOR PROPOSALS
(1), (2) and (4).